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                                                                     Exhibit 5.1

                         [Latham & Watkins Letterhead]

                                  June 3, 1998



Board of Directors
Tuboscope Inc.
2835 Holmes Road
Houston, Texas 77051

 Re:  Registration Statement on Form S-8
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Gentlemen:

     At your request we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 20,000 shares (the "Shares") of common stock, $.01 par value, of Tuboscope Inc. (the "Company"), and $2,000,000 in deferred compensation obligations (the "Obligations") of the Company under the Tuboscope Inc. Deferred Compensation Plan (the "Plan").

     We have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below.

     We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware and we assume no responsibility as to the application to the subject transaction, or the effect thereon, of any other laws, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any other state.

     Subject to the foregoing and in reliance thereon, we are of the opinion that, as of the date hereof:

     1. Upon the issuance and sale of the Shares, each in the manner contemplated by the Registration Statement and each in accordance with the terms of the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

     2. Upon the issuance of the Obligations in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, such Obligations will be legally valid and binding obligations of the Company, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought; and the effect of the laws of usury or other laws or equitable principles relating to or limiting the interest rate payable on indebtedness.

     We consent to your filing this opinion as an exhibit to the Registration Statement.

                                 Very truly yours



                                 /s/ Latham & Watkins

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